SILICON VALLEY BANK

                           AMENDMENT TO LOAN AND SECURITY
                                     AGREEMENT


BORROWER:      SYNC RESEARCH, INC.
ADDRESS:       40 PARKER
               IRVINE, CALIFORNIA  92618

DATED:         APRIL 14, 1999

     THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower").

     The Parties agree to amend the Loan and Security Agreement between them, dated September 18, 1991, as amended by that Extension Agreement dated August 3, 1992, by that Amendment to Loan Agreement dated October 20, 1992, by that Amendment to Loan Agreement dated August 23, 1993, by that Amendment to Loan Agreement dated February 10, 1994, by that Amendment to Loan Agreement dated July 18, 1994, by that Amendment to Loan Agreement dated September 20, 1994, by that Amendment to Loan and Security Agreement dated August 31, 1995, by that Amendment to Loan and Security Agreement (the "October 1995 Amendment") dated October 5, 1995, by that Amendment to Loan Agreement dated July 3, 1996, by that Amendment to Loan and Security Agreement dated October 6, 1996, by that Amendment to Loan and Security Agreement dated June 10, 1997 and by that Amendment to Loan and Security Agreement dated as of December 3, 1997 (the "Loan Agreement"), as follows. (Capitalized terms used but not defined in this Agreement, shall have the meanings set forth in the Loan Agreement.)

     1. REVISED SCHEDULE. The Schedule to Loan Agreement is hereby replaced in its entirety with the Schedule to Loan Agreement as attached hereto.

     2. MODIFICATION TO SECTIONS 2.2 AND 2.2A. Section 2.2 and Section 2.2A of the Loan Agreement are hereby replaced in their entirety with the following Section 2.2 and Section 2.2A:

     "2.2 GRANT OF SECURITY INTEREST IN COLLATERAL. The Borrower grants Silicon a continuing security interest in all of the Borrower's interest in the Collateral (as defined below in Section 2.2A) as security for all Obligations.

     2.2A COLLATERAL. The term 'Collateral' as used herein shall mean all of the Borrower's interest in the types of property described below, whether now owned or hereafter acquired, and wherever located: (a) All accounts, contract rights, chattel paper, letters of credit, documents, securities, money, and instruments, and all other obligations now or in the future owing to the Borrower; (b) All inventory, goods, merchandise, materials, raw materials, work in process, finished goods, farm products, advertising, packaging and shipping materials, supplies, and all other tangible personal property which is held for sale or lease or furnished under contracts of service or consumed in the Borrower's business, and all warehouse receipts and other documents; and (c) All equipment, including without limitation all machinery, fixtures, trade fixtures, vehicles, furnishings, furniture, materials, tools, machine tools, office equipment, computers and peripheral devices, appliances, apparatus, parts, dies, and jigs; (d) All general intangibles including, but not limited to, deposit accounts, goodwill, names, trade names, trademarks and the goodwill of the business symbolized thereby, trade secrets, drawings, blueprints, customer lists, patents, patent applications, copyrights, security deposits, loan commitment fees, federal, state and local tax refunds and claims, all rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Silicon, all rights to purchase or sell real or personal property, all rights as a licensor or licensee of any kind, all royalties, licenses, processes, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance), and all other rights, privileges and franchises of every kind; (e) All books and records, whether stored on computers or otherwise maintained; and (f) All substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and all guaranties of and security for the foregoing; and all books and records relating to any of the foregoing. Silicon's security interest in any present or future technology (including patents, trade secrets, and other technology) shall be subject to any licenses or rights now or in the future granted by the Borrower to any third parties in the ordinary course of Borrower's business; provided that if the Borrower proposes to sell, license or grant any other rights with respect to any technology in a transaction that, in substance, conveys a major part of the economic value of that technology, Silicon shall first be requested to release its security interest in the same, and Silicon may withhold such release in its discretion."

     3. MODIFICATION TO SECTION 3.7. Section 3.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

     "3.7 FINANCIAL CONDITION AND STATEMENTS. All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with generally accepted accounting principles and now and in the future will completely and accurately reflect the financial condition of the Borrower, at the times and for the periods therein stated. Since the last date covered by any such statement, there has been no material adverse change in the financial condition or business of the Borrower. The Borrower is now and will continue to be solvent. The Borrower will provide
     Silicon: (i) within 30 days after the end of each month, a monthly financial statement prepared by the Borrower, and a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, certifying that as of the end of such month the Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth on the Schedule and such other information as Silicon shall reasonably request #; and (ii) within 120 days following the end of the Borrower's fiscal year, complete annual financial statements, certified by independent certified public accountants acceptable to Silicon and accompanied by the unqualified report thereon by
     said independent certified public accountants.   *

     # (AND SUCH INFORMATION SHALL INCLUDE WITHOUT LIMITATION BANK AND BROKERAGE STATEMENTS OR OTHER EVIDENCE SATISFACTORY TO SILICON REGARDING THE LIQUIDITY FINANCIAL COVENANT SET FORTH IN THE SCHEDULE TO THIS AGREEMENT)

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     * BORROWER SHALL ALSO SUPPLY TO SILICON (i) WITHIN 5 DAYS AFTER THE EARLIER
     OF THE DATE THE REPORT 10-Q IS FILED OR IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO BORROWER, SUCH 10-Q REPORT; AND (ii) WITHIN 5 DAYS AFTER THE EARLIER OF THE DATE THE REPORT
     10-K IS FILED OR IS REQUIRED TO BE FILED WITH THE SECURITIES EXCHANGE COMMISSION WITH RESPECT TO BORROWER, SUCH 10-K REPORT."

     4. MODIFICATION TO SECTION 4.5. Section 4.5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

     "4.5 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At all reasonable times, and upon one business day notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy the Borrower's accounting books and records and Borrower's books and records relating to the Collateral. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing audits shall be at Silicon's expense, except that the Borrower shall reimburse Silicon for its reasonable out of pocket costs for semi-annual accounts receivable audits by third parties retained by Silicon, and Silicon may debit Borrower's deposit accounts with Silicon for the cost of such semi-annual accounts receivable audits (in which event Silicon shall send notification thereof to the Borrower). Notwithstanding the foregoing, after the occurrence of an Event of Default all audits shall be at the Borrower's expense."

     5. FEE. Borrower shall pay to Silicon a facility fee in the amount of $15,000 concurrently, which shall be in addition to all interest and all other amounts payable under the Loan Agreement, and which shall not be refundable.

     6. REPRESENTATIONS TRUE. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

     7. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, as so amended, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER:                              SILICON:

SYNC RESEARCH, INC.                    SILICON VALLEY BANK

BY  /S/ RICHARD MARTIN                 BY  /S/ MARLA JOHNSON
   -----------------------------         -----------------------------
    PRESIDENT OR VICE PRESIDENT        TITLE   VICE PRESIDENT

BY  /S/ WILLIAM K. GUERRY
   -----------------------------
    SECRETARY OR ASS'T SECRETARY

SILICON VALLEY BANK

                               AMENDED SCHEDULE TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:         SYNC RESEARCH, INC.
ADDRESS:          40 PARKER
                  IRVINE, CALIFORNIA  92618

DATED:            APRIL 14, 1999


CREDIT LIMIT
(Section 1.1):             An amount not to exceed (i) $3,000,000 at any one
                           time outstanding or (ii) 80% of the Net Amount of Borrower's accounts, which Silicon in its discretion deems eligible for borrowing.

                           "Net Amount" of an account means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed.

                           Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following will not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date, accounts subject to any contingencies, accounts owing from any government agency (unless Borrower completes such assignment of claims documentation and other documentation that Silicon determines is necessary or desirable to perfect and protect the interest of Silicon therein), accounts owing from an account debtor outside the United States (unless pre-approved by Silicon in its discretion, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), accounts owing from one account debtor to the extent they exceed 25% of the total eligible accounts outstanding, accounts owing from an affiliate of Borrower, and accounts owing from an account debtor to whom Borrower is or may be liable for goods purchased from such account debtor or otherwise. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor will be deemed ineligible for borrowing.

INTEREST RATE
(Section 1.2):             A rate equal to the "Prime Rate" in effect from time
                           to time plus .50%, per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

FACILITY FEE
(Section 1.3):             As per the Amendment to Loan Agreement of even date
                           herewith.

MATURITY DATE
(Section 5.1):             APRIL 14, 2000

PRIOR NAMES OF BORROWER
(Section 3.2):             TYLINK CORPORATION

TRADE NAMES OF BORROWER
(Section 3.2):             NONE


OTHER LOCATIONS AND
ADDRESSES (Section 3.3):   10C COMMERCE WAY, NORTON, MA  02766

MATERIAL ADVERSE
LITIGATION (Section 3.10): AS SET FORTH IN THE BORROWER'S DECEMBER 31, 1998 10-K
                           REPORT


NEGATIVE COVENANTS-
EXCEPTIONS (Section 4.6):  Without Silicon's prior written consent, Borrower may do the following, provided that, after giving effect thereto, no Event of Default has occurred and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default, and provided that the following are done in compliance with all applicable laws, rules and regulations: (i) repurchase shares of Borrower's stock pursuant to employee stock option plans or other similar plans in an amount not to exceed $75,000 during any fiscal year of the Borrower and
                           (ii) repurchase up to 500,000 shares of the Borrower's stock during the term of this Agreement in accordance with previously announced Borrower plans as disclosed to Silicon.


FINANCIAL COVENANTS
(Section 4.1):             Borrower shall comply with all of the following
                           covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

  LIQUIDITY COVENANT       Borrower shall maintain cash on hand, cash
                           equivalents and marketable securities in an amount not less than $9,000,000, with the understanding that at least $3,000,000 thereof shall be on deposit with Silicon at all times.

  DEBT TO TANGIBLE
  NET WORTH RATIO:         Borrower shall maintain a ratio of total liabilities
                           to tangible net worth of not more than 1.00 to 1.

  PROFITABILITY:           Borrower shall not incur a loss (after taxes) for the
                           fiscal quarter ending March 31, 1999 in excess of $3,000,000; Borrower shall not incur a loss (after taxes) for the fiscal quarter ending June 30, 1999 in excess of $1,500,000; Borrower shall not incur a loss
                           (after taxes) for the fiscal quarter ending September
                           30, 1999 in excess of $500,000; and, thereafter, Borrower shall not incur a loss (after taxes) in any fiscal quarter. It is understood and agreed that net losses through the quarter end period of September
                           30, 1999 may be cumulative.

  DEFINITIONS:             "Current assets," and "current liabilities" shall
                           have the meanings ascribed to them in accordance with generally accepted accounting principles.

                           "Tangible net worth" means the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, excluding however all assets which would be classified as intangible assets under generally accepted accounting principles, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

                           "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

  SUBORDINATED DEBT:       "Liabilities" for purposes of the foregoing covenants
                           do not include indebtedness which is subordinated to the indebtedness to Silicon under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon.

OTHER COVENANTS
     (Section 4.1):        Borrower shall at all times comply with all of the
                           following additional covenants:

                           1. BANKING RELATIONSHIP. Borrower shall at all times maintain its primary banking relationship with Silicon.

                           2. MONTHLY BORROWING BASE CERTIFICATE AND LISTING. Borrower shall provide Silicon with a Borrowing Base Certificate in such form as Silicon shall specify, and an aged listing of Borrower's accounts receivable and accounts payable.

                           3. INDEBTEDNESS. Without limiting any of the foregoing terms or provisions of this Agreement, Borrower shall not in the future incur indebtedness for borrowed money, except for (i) indebtedness to Silicon, and (ii) indebtedness incurred in the future for the purchase price of or lease of equipment in an aggregate amount not exceeding $250,000 at any time outstanding.

                           4. MATERIAL ADVERSE CHANGE EVENT OF DEFAULT. Without limitation of the terms and conditions of the Loan Agreement, the occurrence of a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations or (iii) a material impairment of the value or priority of Silicon's security interests in the Collateral shall constitute an Event of Default under this Agreement.

                                        BORROWER:

                                               SYNC RESEARCH, INC.


                                               BY /s/ RICHARD MARTIN
                                                 -------------------------------
                                                 President or Vice President

                                               BY /s/ WILLIAM K. GUERRY
                                                 -------------------------------
                                                  Secretary or Ass't Secretary

                                        SILICON:

                                               SILICON VALLEY BANK


                                               BY /s/ MARLA JOHNSON
                                                 -------------------------------
                                               TITLE Vice President
                                                    ----------------------------


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